UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 13, 2021

Berry Corporation (bry)
(Exact name of registrant as specified in its charter)

Delaware	001-38606	81-5410470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 N. Dallas Parkway, Suite 500
Dallas, Texas 75248
(Address of Principal Executive Offices)
(661) 616-3900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol BRY	Name of each exchange on which registered Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2021, the Board of Directors (the “Board”) of Berry Corporation (bry) (the “Company”) appointed Renee Hornbaker to the Board to fill a vacancy on the Board. In connection with Ms. Hornbaker’s appointment, the Board has appointed Ms. Hornbaker to the Audit Committee, which she will serve as Chair.

Ms. Hornbaker was nominated by the Company's Nominating and Corporate Governance Committee. The Committee conducted a formal search for nominees and considered recommendations from Board members and management of the Company.

Ms. Hornbaker (age 68) has been Chief Executive Officer of Storey & Gates LLC, a consulting firm providing business advisory services including executive coaching and board governance training for boards, since founding the company in 2018. She served as Executive Vice President and Chief Financial Officer of Stream Energy, a retail energy, wireless, and protective services provider operating in Texas, Georgia, Pennsylvania, Maryland, New Jersey, New York, Illinois, Delaware, Ohio and Washington, D.C., from 2011 to December 2017, and was a member of the Board of Directors and Board Chair and Compensation Committee Chair from August 2018 until the sale of Stream Energy in July 2019. Ms. Hornbaker served as Chief Financial Officer of Shared Technologies, Inc., a provider of converged voice and data networking solutions, from 2006 to May 2011, and was a consultant from 2005 to 2006. She was Vice President and Chief Financial Officer of Flowserve Corporation, a global provider of industrial flow management products and services, from 1997 until 2004, and served as Vice President of Business Development and Chief Information Officer from 1997 to 1998. In 1977, Ms. Hornbaker joined the accounting firm Deloitte, Haskins & Sells, where she became a senior manager of its audit practice in the firm’s Chicago office. Following that, she served in senior financial positions with several major companies from 1986 until 1996. Ms. Hornbaker is a member of the Board of Directors of Eastman Chemical Company (NYSE: EMN) where she is chair of its Finance Committee and was previously its Audit Committee Chair. Ms. Hornbaker also serves on the board of a number of private companies.

There are no arrangements or understandings between Ms. Hornbaker and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Ms. Hornbaker and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Hornbaker will participate in the Company’s standard non-employee director compensation program, which is described in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on March 25, 2020. Pursuant to that program, Ms. Hornbaker will receive an annual cash retainer for her service as a director and as chair of the Audit Committee, as well as an annual equity retainer for her service as a director. At the time of filing this Form 8-K, the Board had not yet determined the amount of the annual cash and equity retainers payable to the non-employee directors for 2021. The Company’s proxy statement for the 2021 annual meeting will include the actual amounts paid or to be paid to non-employee directors, including Ms. Hornbaker, for 2021.

In addition, Ms. Hornbaker and the Company will enter into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-226011) (the “Registration Statement”) and a form of such agreement was filed as Exhibit 10.14 to the Registration Statement.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit No. 10.14 to BRY’s Registration Statement on Form S-1 (File No. 333-226011)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2021

Berry Corporation (bry)

By:	/s/ Danielle Hunter
Danielle Hunter
Executive Vice President, General Counsel and Corporate Secretary